SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 10, 2004

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

1-6523

(Commission File Number)

56-0906609

(IRS Employer Identification No.)

100 North Tryon Street

Charlotte, North Carolina

(Address of principal executive offices)

28255

(Zip Code)

(704) 386-8486

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

Settlement with SEC. On March 10, 2004, Banc of America Securities LLC (“BAS”), a subsidiary of Bank of America Corporation, reached a settlement with the Securities and Exchange Commission (the “SEC”) to resolve alleged books and records violations relating to the investigation of trading and research related activities. Under the settlement, BAS did not admit or deny the alleged books and records violations, but agreed to an SEC order instituting administrative proceedings against BAS, making certain factual findings, and imposing a sanction of $10 million and a cease and desist order. The SEC staff’s investigation of trading and research related activities continues.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Teresa M. Brenner
Teresa M. Brenner
Associate General Counsel

Dated: March 10, 2004

2